Exhibit 4.9.3
THIRD SUPPLEMENTAL INDENTURE
     This Third Supplemental Indenture (this “Agreement”) is entered into as of January 25, 2006, by and among (i) FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), (ii) FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), (iii) each of the entities listed on Schedule 1 attached hereto (collectively, the “New Subsidiary Guarantors”), and (iv) SunTrust Bank, as Trustee (“Trustee”).
     WHEREAS, FelCor LP, as Issuer, FelCor and certain of its subsidiaries names therein, as Guarantors, and Trustee, as Trustee, entered into that certain Indenture dated as of June 4, 2001, as amended and supplemented to date (the “Indenture”);
     WHEREAS, each of the subsidiary guarantors listed on Schedule 2 attached hereto (the “Former Guarantors”), were guarantors of the Line of Credit (as defined in the Indenture) and, pursuant to Section 4.07 of the Indenture, executed and delivered Subsidiary Guarantees under and as defined in the Indenture;
     WHEREAS, the Line of Credit was fully paid, discharged and terminated in March, 2004, and, pursuant to Section 4.07 of the Indenture, each of the Former Guarantors was automatically released and discharged from its Subsidiary Guarantee upon the release and discharge of the Guarantee (as defined in the Indenture) which resulted in the creation of such Subsidiary Guarantee; and
     WHEREAS, on or about the date hereof, FelCor LP and FelCor are entering into a new Line of Credit which will be guaranteed by the New Subsidiary Guarantors and, pursuant to Section 4.07 of the Indenture, the New Subsidiary Guarantors are required to execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such New Subsidiary Guarantor.
     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Each of the New Subsidiary Guarantors hereby executes this Agreement as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes, as that term is defined in the Indenture, and of certain of FelCor LP’s obligations under the Indenture as set forth therein and agrees to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Indenture, including without limitation, those set forth in Article XI thereof. Upon its execution hereof, each of the New Subsidiary Guarantors hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set forth in the Indenture, effective as of the date hereof. Further, each New Subsidiary Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such New Subsidiary Guarantor under its Subsidiary Guarantee.
     2. The parties hereto hereby confirm and acknowledge the prior release and discharge of each of the Former Guarantors from any and all guaranty obligations arising under the Indenture.
     3. The parties hereto hereby confirm and acknowledge that the Indenture shall continue in full force and effect according to its original terms, except as expressly supplemented hereby.
     4. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership
By:	FelCor Lodging Trust Incorporated, a Maryland corporation, its general partner

By:	/s/ Lawrence D. Robinson
Name:	Lawrence D. Robinson
Title:	Executive Vice President

FELCOR LODGING TRUST INCORPORATED, a Maryland corporation

By:	/s/ Lawrence D. Robinson
Name:	Lawrence D. Robinson
Title:	Executive Vice President

FELCOR/CSS HOLDINGS, L.P., a Delaware limited partnership
By:	FelCor CSS Hotels, L.L.C., a Delaware limited liability company, its general partner
FELCOR HOTEL ASSET COMPANY, L.L.C., a Delaware limited liability company
FELCOR PENNSYLVANIA COMPANY, L.L.C., a Delaware limited liability company
FELCOR LODGING HOLDING COMPANY, L.L.C., a Delaware limited liability company

FHAC TEXAS HOLDINGS, L.P., a Texas limited partnership
By:	FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, its general partner
FELCOR CANADA CO., a Nova Scotia unlimited liability company
FELCOR OMAHA HOTEL COMPANY, L.L.C., a Delaware limited liability company
FELCOR TRS HOLDINGS, L.P., a Delaware limited partnership
By:	FelCor TRS I, L.L.C., a Delaware limited liability company, its general partner
MYRTLE BEACH HOTELS, L.L.C., a Delaware limited liability company
FELCOR TRS BORROWER 1, L.P., a Delaware limited partnership
By:	FelCor TRS Borrower GP 1, L.L.C., a Delaware limited liability company, its general partner
FELCOR TRS GUARANTOR, L.P., a Delaware limited partnership
By:	FelCor TRS Guarantor GP, L.L.C., a Delaware limited liability company, its general partner
CENTER CITY HOTEL ASSOCIATES, a Pennsylvania limited partnership
By:	FelCor Philadelphia Center, L.L.C., a Delaware limited liability company its general partner
FELCOR LODGING COMPANY, L.L.C., a Delaware limited liability company
FELCOR TRS BORROWER 3, L.P., a Delaware limited partnership
By:	FelCor TRS Borrower GP 3, L.L.C., a Delaware limited liability company, its general partner
FELCOR TRS BORROWER 4, L.L.C., a Delaware limited liability company

By:	/s/ Lawrence D. Robinson
Name:	Lawrence D. Robinson
Title:	Executive Vice President

SUNTRUST BANK, as Trustee

By:	/s/ George Hogan

Name:	George Hogan
Title:	Vice President

SCHEDULE 1
NEW SUBSIDIARY GUARANTORS
1.	FelCor/CSS Holdings, L.P., a Delaware limited partnership

2.	FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company

3.	FelCor Pennsylvania Company, L.L.C., a Delaware limited liability company

4.	FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company

5.	FHAC Texas Holdings, L.P., a Texas limited partnership

6.	FelCor Canada Co., a Nova Scotia unlimited liability company

7.	FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company

8.	FelCor TRS Holdings, L.P., a Delaware limited partnership

9.	Myrtle Beach Hotels, L.L.C., a Delaware limited liability company

10.	FelCor TRS Borrower 1, L.P., a Delaware limited partnership

11.	FelCor TRS Guarantor, L.P., a Delaware limited partnership

12.	Center City Hotel Associates, a Pennsylvania limited partnership

13.	FelCor Lodging Company, L.L.C., a Delaware limited liability company

14.	FelCor TRS Borrower 3, L.P., a Delaware limited partnership

15.	FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company

SCHEDULE 2
FORMER GUARANTORS
1.	FelCor/CSS Hotels, L.L.C., a Delaware limited liability company

2.	FelCor/LAX Hotels, L.L.C., a Delaware limited liability company

3.	FelCor/CSS Holdings, L.P., a Delaware limited partnership

4.	FelCor/St. Paul Holdings, L.P., a Delaware limited partnership

5.	FelCor/LAX Holdings, L.P., a Delaware limited partnership

6.	FelCor Eight Hotels, L.L.C., a Delaware limited liability company

7.	FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company

8.	FelCor Nevada Holdings, L.L.C., a Nevada limited liability company

9.	FHAC Nevada Holdings, L.L.C., a Nevada limited liability company

10.	FHAC Texas Holdings, L.P., a Texas limited partnership

11.	FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company

12.	FelCor Country Villa Hotel, L.L.C., a Delaware limited liability company

13.	FelCor Moline Hotel, L.L.C., a Delaware limited liability company

14.	FelCor Canada Co., a Nova Scotia unlimited liability company

15.	FelCor TRS Holdings, L.P., a Delaware limited partnership

16.	Kingston Plantation Development Corp., a Delaware corporation

17.	FelCor Holdings Trust, a Massachusetts business trust